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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Merck & Co., Inc., of our report dated May 30, 1997 appearing on page 2 of the Report of the Astra Merck Inc. Employee Savings and Security Plan on Form 11-K for the year ended December 31, 1996.




Price Waterhouse LLP


Philadelphia, PA
June 24, 1997